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                     SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549

                                 FORM T-1
                         STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939
               OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

       CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                PURSUANT TO SECTION 305(b)(2)______________

                        --------------------------

                   THE FIRST NATIONAL BANK OF SANTA FE
           (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

           A NATIONAL BANK                          85-0067165
                                                 (I.R.S. EMPLOYER
                                                IDENTIFICATION NO.)

          62 LINCOLN AVENUE WEST
           SANTA FE, NEW MEXICO                        87501-0609
 (ADDRESS OF  PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)

                    THOMAS K. KILLION   (505) 992-2409
                    THE FIRST NATIONAL BANK OF SANTA FE
                               P.O. BOX 609
                       SANTA FE, NEW MEXICO  87504
          (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                        --------------------------

                       US WEST CAPITAL FUNDING, INC.
            (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

              COLORADO                                       84-1028672
  (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)

           7800 EAST ORCHARD ROAD
             ENGLEWOOD, COLORADO                                 80111
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

                        --------------------------

                              US WEST, INC.
            (EXACT NAME OF GUARANTOR AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                     84-0926774
  (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)

        7800 EAST ORCHARD ROAD
          ENGLEWOOD, COLORADO                                  80111
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

                        --------------------------

                        GUARANTEED DEBT SECURITIES
                    (TITLE OF THE INDENTURE SECURITIES)


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

                                   GENERAL

ITEM 1.  GENERAL INFORMATION.
         Furnish the following information as to the trustee:
         (a) Name and address of each examining or supervision authority to which it is subject.
               Comptroller of the Currency, Washington, D.C. 20219
               Federal Deposit Insurance Corporation, Washington, D.C. 20219 Federal Reserve Bank of Kansas City, Kansas City, Missouri 64198

         (b)   Whether it is authorized to exercise corporate trust powers. Yes.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.
         If the obligor is an affiliate of the trustee, describe each such affiliation.
                None.

ITEM 3.  THROUGH ITEM 15.   NOT APPLICABLE.
         There is no existing default under any Indenture of the Obligor for which the Trustee is the Indenture Trustee.

ITEM 16. LIST OF EXHIBITS
         List below all exhibits filed as a part of this Statement of Eligibility.

EXHIBIT
NUMBER
-------
   1.    A copy of the articles of association of the trustee now in effect.

   2. A copy of the certificates of authority of the trustee to commence business. (Incorporated herein by this reference to Exhibit 2 to Form T-1, Statement of Eligibility and Qualification Under the Trust Indenture Act of 1939, File No. 22-14889).

   3. A copy of the authorization of the trustee to exercise corporate trust. (Incorporated herein by this reference to Exhibit 3 to Form T-1, Statement of Eligibility and Qualification Under the Trust Indenture Act of 1939, File No. 22-14889).

   4.    A copy of the existing by-laws of the trustee.

   5.    Not applicable.

   6.    The consent of the trustee required by Section 321(b) of the Act.

   7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

   8.    Not applicable.

   9.    Not applicable.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Santa Fe, a national bank organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Santa Fe, and State of New Mexico, on the 21st of October, 1996.

                                 The First National Bank of Santa Fe Trustee

                                 by   /s/  THOMAS K. KILLION
                                   -------------------------------------
                                        Thomas K. Killion
                                        Senior Vice President
                                        and Trust Department Manager

                                                                     Exhibit 6

                             CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the registration of Debt Securities by U.S. WEST CAPITAL FUNDING, Inc. and the Guarantees of U.S. WEST, Inc. to be endorsed thereon, we hereby consent that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                 The First National Bank of Santa Fe

                                 by     /s/  THOMAS K. KILLION
                                   -------------------------------------
                                        Thomas K. Killion
                                        Senior Vice President
                                        and Trust Department Manager

Dated:  October 21, 1996

                              TABLE OF CONTENTS

                                                                    Page
                                                                    ----

ARTICLE I           Title                                              1

ARTICLE II          Place of Business                                  1

ARTICLE  III        Directors                                          1

ARTICLE IV          Annual Meeting of Shareholders                     2

ARTICLE V           Nomination and Election of Directors               2

ARTICLE VI          Capital Stock - Preemptive Rights -
                    Debt Obligations                                   3

ARTICLE VII         Officers of Association                            4

ARTICLE VIII        Change of Location                                 4

ARTICLE IX          Corporate Existence                                5

ARTICLE X           Special Meetings of Shareholders                   5

ARTICLE XI          Indemnification                                    5

ARTICLE XII         Amendment of Articles of Association               6

                                                                 EXHIBIT 1


                     THE FIRST NATIONAL BANK OF SANTA FE

                               CHARTER NO. 1750

                           ARTICLES OF ASSOCIATION

                           As Amended March, 1978


                                  ARTICLE I

                                    TITLE
  The title of this Association shall be The First National Bank of Santa Fe.

                                 ARTICLE II
                             PLACE OF BUSINESS

      The main office of the Association shall be in Santa Fe, County of Santa Fe, State of New Mexico. The general business of the Association shall be conducted at its main office and its branches.

                                ARTICLE III

                                 DIRECTORS

The Board of Directors of this Association shall consist of not less than five nor more than twenty-five shareholders, the exact number of Directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Unless otherwise provided by the laws of the United States, any vacancy in the Board of Directors for any reason, including an increase in the number thereof, may be filled by action of the Board of Directors.

                                 ARTICLE IV

                       ANNUAL MEETING OF SHAREHOLDERS

    The annual meeting of the shareholders for the election of Directors and the transaction of whatever other business may be brought before said meeting shall be held at the main office or such other place as the Board of Directors may designate, on the day of each year specified therefor by the Bylaws, but if no election is held on that day, it may be held on any subsequent day according to the provisions of law; and all elections shall be held according to such lawful regulations as may be prescribed by the Board of Directors.

                                  ARTICLE V

                     NOMINATION AND ELECTION OF DIRECTORS

    Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Bank entitled to vote for election of directors. Nominations, other than those made by or on behalf of the existing management of the bank, shall be made in writing and shall be delivered or mailed to the President of the bank and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors, provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the bank and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the bank that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholders; and
(e) the number of shares of capital stock the Bank owned by the notifying shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the chairman of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

                                 ARTICLE VI

            CAPITAL STOCK - PREEMPTIVE RIGHTS - DEBT OBLIGATIONS

    The authorized amount of capital stock of this Association shall be One Million One Hundred Thousand Dollars ($1,100,000) shares of common stock of the par value of Ten Dollars ($10.00) each; but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

    No holder of shares of the capital stock of any class of the corporation shall have any preemptive or preferential right of subscription to any shares of any class of stock of the corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the corporation, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, may from time to time fix.

    The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

                                 ARTICLE VII

                           OFFICERS OF ASSOCIATION

    The Board of Directors shall appoint one of its members President of this Association, who shall be Chairman of the Board, unless the Board appoints another director to be Chairman. The Board of Directors shall have the power to appoint one or more Vice Presidents; and to appoint a Cashier and such other officers and employees as may be required to transact the business of the Association.

    The Board of Directors shall have the power to define the duties of the officers and employees of the Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business affairs of the Association; to make all Bylaws that it may be lawful for them to make; and generally so do and perform all acts that it may be legal for a Board of Directors to do and perform.

                                ARTICLE VIII

                             CHANGE OF LOCATION

    The Board of Directors shall have the power to change the location of the main office to any other place within the limits of Santa Fe County, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency; and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.

                                  ARTICLE IX

                             CORPORATE EXISTENCE

    The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

                                  ARTICLE X

                       SPECIAL MEETINGS OF SHAREHOLDERS

    The Board of Directors of this Association, or any three or more shareholders owning, in the aggregate, not less than 20 percent of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association.

                                 ARTICLE XI

                               INDEMNIFICATION

Any person, his heirs, executors or administrators, may be indemnified or reimbursed by the Association for reasonable expenses actually incurred in connection with any action, suit, or proceeding, civil or criminal, to which he or they shall be made a party by reason of his being or having been a director, officer or employee of the Association or of any firm, corporation, or organization which he served in any such capacity at the request of the Association; Provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding as to which he shall finally be adjudged to have been guilty of or liable for negligence or willful misconduct in the performance of his duties to the Association: And, provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Association, or the Board of Directors, acting by vote of directors not parties to the same or substantially the same action, suit or proceeding, constituting a majority of the whole number of the directors.
The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person, his heirs, executors, or administrators, may be entitled as a matter of law.

                                 ARTICLE XII

                     AMENDMENT OF ARTICLES OF ASSOCIATION

     These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

                            ARTICLES OF AMENDMENT
                                    TO THE
                           ARTICLES OF ASSOCIATION
                                      OF
                     THE FIRST NATIONAL BANK OF SANTA FE

         (hereinafter known as Banquest/First National Bank of Santa Fe)



In accordance with 12 U.S.C. 21a and 12 U.S.C. 30, The First National Bank of Santa Fe has adopted Articles of Amendment to its Articles of Association.

A. Article I of the Articles of Association states that the title of this Association shall be The First National Bank of Santa Fe.

B. The amendment adopted by the shareholders of the association at a meeting of shareholders held on March 16, 1984, and determined to be effective on June 30, 1984, provided for the deletion of Article First of the Articles of Association and the substitution of the following therefor:

                                 ARTICLE I

                                   Title

The name of this Association shall be BANQUEST/FIRST NATIONAL BANK OF SANTA FE.

                        WAIVER OF NOTICE OF MEETING,

                             WAIVER OF MEETING

                   AMENDMENT OF ARTICLES OF ASSOCIATION


New Mexico Banquest Corporation owns 100% of the shares of stock in Banquest/First National Bank of Santa Fe. By the signature of Edward B. Bennett, Jr., Chairman of New Mexico Banquest Corporation, notice of a shareholders' meeting for the purpose of electing directors and amending the Articles of Association is waived and the requirement of a meeting for the purpose of amending the Articles of Association is also waived.

   The signature of Edward B. Bennett, Jr. indicates that New Mexico Banquest Corporation votes all of its shares in favor of an amendment to the Articles of Association. The amendment provides for the deletion of Article XI of the current Articles of Association and substitution of the following therefor:

                                 ARTICLE XI

                               INDEMNIFICATION

   The Association shall indemnify any person made or threatened to be made a party or a witness, to any proceeding whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the Association, or is or was serving at the request of the Association as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against expenses (including costs and attorneys' fees), judgments, penalties, fines, or amounts paid in settlement actually and reasonably incurred by the person in connection with the proceeding, to the fullest extent and under all the circumstances permitted by the New Mexico Business Corporation Act, and not prohibited by applicable bank regulation. The indemnification shall be made as authorized in a specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances, as provided in the New Mexico Business Corporation Act.



The foregoing right of indemnification is not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, policy, agreement, vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, devisees, executors, administrators and personal representatives of the person. In addition, the Board of Directors may, in the discretion of the Board of Directors, authorize the purchase of a policy or policies of insurance against any liability of the Association to indemnify any person as provided in this Article, containing such terms and conditions as the Board may deem appropriate. The policy or policies may include provisions for the direct indemnification of directors, officers or other persons and for expenses of a kind not specifically subject to indemnification as provided in this Article.


                                                     -------------------------
                                                        Edward B. Bennett, Jr.

                                                                 July 30, 1987
                                                                 -------------
                                                                 Date

                                                                EXHIBIT 4







                                   BYLAWS



                   BANQUEST/FIRST NATIONAL BANK OF SANTA FE



                                May 21, 1984





























WBB/kf

                  BANQUEST/FIRST NATIONAL BANK OF SANTA FE

                                   BYLAWS

                                 ARTICLE I

                          MEETING OF SHAREHOLDERS

SECTION 1.1. ANNUAL MEETING. An annual meeting of shareholders shall be held for the election of directors and for such other business as may properly come before the meeting. The meeting shall be held each year on a day in March designated by the board of directors at the bank's main office located on the Plaza in the city of Santa Fe in Santa Fe County, unless otherwise specified by the board of directors. If, from any cause, an election of directors is not made on the said day, the board of directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law. Notice thereof shall be given in the manner provided for the annual meeting.

SECTION 1.2 NOTICE. At least ten days prior to the date of every shareholders' meeting, notice of the meeting shall be mailed, postage prepaid, to each shareholder of record at the address above upon the books of the bank. The notice shall state the time, place and purpose of the meeting.

Any shareholder may at any time waive any notice required to be given under these bylaws of any shareholders' meeting. The presence of a shareholder in person or proxy at any shareholders' meeting shall be deemed such a waiver.

SECTION 1.3. NOMINATIONS FOR DIRECTORS. Nominations for election to the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of the bank entitled to vote for the election of directors. Nominations, other than those made by or on behalf of existing management of the bank, shall be made in writing and shall be delivered or mailed to the president of the bank and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors. However, if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the president of the bank and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.

Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the bank that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the bank owned by the notifying shareholder.

Nominations not made in accordance herewith may, at the chairman's discretion, be disregarded and, upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

SECTION 1.4. QUORUM. A majority of stock issued and outstanding represented in person or by proxy, shall be a quorum. Less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

SECTION 1.5. PROXIES AND VOTING.

In any meeting of the shareholders, a record shall be made showing the names of the shareholders represented by proxy and the number of shares held by each, the date received and the names of the proxies.

Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of the bank shall act as proxy. Proxies shall be valid only for the meeting specified.

Each outstanding share entitled to vote shall be entitled to one (1) vote on each matter submitted to a vote and represented at a meeting of shareholders, except as other-wise provided in the Articles of Association.

SECTION 1.6. BUSINESS OF MEETING. The holders of a majority of the outstanding shares entitled to vote and represented at the meeting may choose persons to act as chairman and as secretary of the meeting.

The results of election shall be tabulated shoving the a number of shares voted on each action taken, including the number of shares voted for each candidate for director. The record of elections shall be delivered to the cashier who shall include the returns in the minute book of the bank.

SECTION 1.7. SPECIAL MEETINGS. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the board of directors or by shareholders owning, in the aggregate, not less than twenty (20) percent of the stock of the bank. Every such special meeting, unless other-wise provided by law, shall -be called by mailing, postage prepaid, not less than ten days prior to the date fixed for such meeting, to each shareholder at his address appearing on the books of the bank, a notice stating the time, place and purpose of the meeting.

                                 ARTICLE II

                                 DIRECTORS

SECTION 2.1. BOARD OF DIRECTORS. The board of directors (hereinafter referred to as the "board") shall manage and administer the business and affairs of the bank. Except as expressly limited by law, all corporate powers of the bank shall be vested in and may be exercised by the board.

SECTION 2.2. NUMBER. The board of directors shall consist of not less than five nor more than twenty-five members. The number will be determined by resolution of a majority of the board.

SECTION 2.3. TERM OF OFFICE. A director elected at the annual meeting shall hold office for one year from the day the oath of office is taken and until his successor is elected and has qualified.

SECTION 2.4 VACANCIES AND EXPANSION. Any vacancies occurring in the board directors shall be filled by appointment by the remaining directors. Any opening for director resulting from the board's decision to expand the number of directors will be filled by appointment by the board.

The directors may not increase the number of directors to a number which exceeds the limitations set by law. In no event shall the number of directors exceed twenty-five. Any such appointment will require a majority vote by the board and any director so appointed shall hold office until the next election.

SECTION 2.5. REMOVAL OF DIRECTORS. At a shareholders' meeting called expressly for that purpose, one or more directors or the entire board of directors, may be removed with or without cause, by a vote of the holders of a majority of the shares present or represented and entitled to vote at an election of directors.

SECTION 2.6. QUALIFYING SHARES. Each director, in order to qualify, must own not less than the legally required number of shares of capital stock of New Mexico Banquest Corporation or New Mexico Banquest Investors Corporation and said stock shall not be pledged or encumbered.

SECTION 2.7. ORGANIZATIONAL. Following the annual meeting of the shareholders, the president of the bank shall notify promptly the directors-elect of their election; and they shall meet within ten days from the date of the annual meeting for the purpose of taking their oaths, organizing the new board, certifying officers for the ensuing year and transacting such other business as properly may come before the meeting.

SECTION 2.8. REGULAR MEETING. A regular meeting of the board of directors shall be held, without notice, each month at the main office. When any regular meeting of the board falls upon a holiday, the meeting shall be held on the next banking day designated by the board.

SECTION 2.9. SPECIAL MEETINGS. Special meetings of the board of directors may be called by the chairman or president of the bank, or at the request of three or more directors. Each member of the board of directors shall be given notice by telegram, letter, or in person, stating the time and place of each such meeting.

SECTION 2.10. QUORUM. A majority of the members of the board of directors but not less than a majority of the entire board shall constitute a quorum for the transaction of business. If, at the time fixed for any meeting, including the organizational meeting, a quorum is not present, the directors in attendance may. adjourn the meeting from time to time until a quorum is present.

SECTION 2.11. WAIVER OF NOTICE. Any director may at any time waive any notice of any directors' meetings required to be given under these bylaws. The presence of a director in person at any directors' meeting shall be deemed such a waiver.

SECTION 2.12. MINUTES. The minute book of the proceedings of the board of directors shall include the proceedings of all regular and special meetings of the board of directors, the bank's articles of association and bylaws and such other matters as the board may from time to time direct the secretary to include. The minutes of each meeting of the board shall be signed-by the chairman and the secretary.

SECTION 2.13. COMMITTEES OF THE BOARD. The board of directors may delegate such of its powers, but not any of its responsibilities, to such persons or committees as the board may determine to assist in the bank's executive direction, planning, control and communications.

                                 ARTICLE III

                           OFFICERS AND EMPLOYEES

SECTION 3.1. CHAIRMAN. The board of directors shall appoint one of its members to be chairman to serve at the pleasure of the board. Such person shall preside at all - meetings of the board of directors. The chairman shall supervise the carrying out of the policies adopted or approved by the board; shall have general executive powers, as well as the specific powers conferred by these bylaws; and shall have and may exercise such further powers and duties as from time to time may be conferred upon or assigned by the board of directors.

SECTION 3.2. PRESIDENT. The board of directors shall appoint one of its members to be president of the bank. In the absence of the chairman, the president shall preside at any meeting of the board. The president shall have general executive powers, and shall have and may exercise any an all other powers and duties pertaining by law, regulation or practice to the office of president, or imposed by these bylaws. The president shall also have and may exercise such further powers and duties as from time to time may be conferred or assigned by the board of directors.

SECTION 3.3. CHIEF EXECUTIVE OFFICER. The chief executive officer will be either the president or the chairman as designated by the board of directors.

SECTION 3.4. VICE PRESIDENT. The board of directors may appoint one or more vice presidents. Each vice president shall have such powers and duties as may be assigned by the board of directors. One vice president shall be designated by the board of directors, in the absence of the president, to perform all the duties of the president.

SECTION 3.5. SECRETARY. The board of directors shall appoint a secretary who shall keep accurate minutes of all meetings. The secretary shall attend to the giving of all notices required by these bylaws to be given.

SECTION 3.6. CASHIER. The board of directors shall appoint a cashier who shall be custodian of the corporate seal, records, documents and papers of the bank; shall provide for the keeping of proper records of all transactions of the bank; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of cashier, or imposed by these bylaws.

SECTION 3.7. OTHER OFFICERS. The board of directors may appoint one or more assistant vice presidents, one or more trust officers, one or more assistant secretaries, one or more assistant cashiers, one or more managers and assistant managers of branches and such other officers as may be required or desirable to transact the business of the bank. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon or assigned to them by the board of directors, the chairman or the president.

SECTION 3.8. TENURE OF OFFICE. The chairman, president and all other officers shall hold office for the current year for which the board was elected, unless they shall resign, become disqualified or be removed by the board of directors, the chairman or the president.

                                 ARTICLE IV

                        COMPANY AND BANK INTERACTION

SECTION 4.1. New Mexico Banquest Corporation and the bank have a common purpose to assure a secure bank and to provide competitive and profitable customer services.

Banquest, because of its responsibility to its stockholders, is obliged to establish high managerial and operational standards and to provide the technical, administrative and executive direction to accomplish these standards. The bank, therefore, will cooperate in every way with Banquest in the adoption of written policies and procedures and particularly the management of the following activities and matters:

1.  Internal auditing
2.  Executive recruiting
3.  Personnel and compensation
4.  Dividends
5.  Bank capital adequacy
6.  Fixed asset investments
7.  Standards or asset quality
8.  Income tax planning
9.  Marketing
10. Accounting standards
11. Securities and funds management

                                  ARTICLE V

                   STOCK.  STOCK TRANSFERS AND DIVIDENDS

SECTION 5.1. THE STOCK CERTIFICATE. Certificates of stock shall be signed manually or by facsimile process by the president or any designated vice president, and by the secretary, assistant secretary, cashier, assistant cashier, or any other officer appointed by the board of directors for that purpose to be known as an authorized officer. Each certificate shall be imprinted with the seal of the bank and shall state that the stock represented thereby is transferable only upon the books of the bank.

SECTION 5.2. TRANSFER OF STOCK. Upon surrender to the bank of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the bank to issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered into the stockholder records of the bank.

SECTION 5.3. DIVIDENDS. The board of directors may declare-and the bank may pay a dividend quarterly in the manner and upon the-terms and conditions provided by law.

                                 ARTICLE VI

                          AMENDMENTS TO THE BYLAWS

SECTION 6.1. AUTHORITY. The bylaws may be amended, altered or repealed at any regular or special meeting of the board of directors, by a vote of a majority of the whole number of directors.


                                ARTICLE VII

                               CORPORATE SEAL

SECTION 7.1. AUTHORITY. Those who have the authority to affix a corporate seal of the bank and attest the same shall be the president, the cashier, or other officer designated by the board of directors.

                                                                    EXHIBIT 6



                                CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the registration of Debt Securities by U.S. WEST CAPITAL FUNDING, Inc. and the Guarantees of U.S. WEST, Inc. to be endorsed thereon, we hereby consent that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



                                             The First National Bank of Santa Fe



                                             by /s/ Thomas K. Killion
                                               ---------------------------------
                                                Thomas K. Killion
                                                Senior Vice President and
                                                Trust Department Manager



Dated: October 21, 1996

                                                                       EXHIBIT 7


STATEMENT OF FINANCIAL CONDITION                              1995 ANNUAL REPORT


December 31, 1995 and 1994

                                                                            1995                1994

     ASSETS:
        Cash and due from banks. . . . . . . . . . . . . . . . .   $  14,357,212       $  20,253,339
        Investment securities. . . . . . . . . . . . . . . . . .      39,023,521          50,575,525
        Loans, net . . . . . . . . . . . . . . . . . . . . . . .     175,609,078         134,349,456
        Premises and equipment, net. . . . . . . . . . . . . . .       3,915,398           3,750,703
        Accrued interest receivable. . . . . . . . . . . . . . .       1,620,454           1,210,485
        Other real estate owned. . . . . . . . . . . . . . . . .         321,043             393,636
        Other assets . . . . . . . . . . . . . . . . . . . . . .       1,113,273           1,818,517
                                                                    ------------        ------------
        Total Assets . . . . . . . . . . . . . . . . . . . . . .   $ 235,959,979       $ 212,351,659
                                                                    ------------        ------------
                                                                    ------------        ------------

     LIABILITIES AND STOCKHOLDER'S EQUITY:
        Deposits
           Non-interest bearing demand . . . . . . . . . . . . .   $  51,818,194       $  51,340,152
           Interest bearing. . . . . . . . . . . . . . . . . . .     150,402,703         138,548,593
                                                                    ------------        ------------

        Total Deposits . . . . . . . . . . . . . . . . . . . . .     202,220,897         189,888,745

        Federal funds purchased and securities
         sold under repuchase agreements . . . . . . . . . . . .       3,696,680           4,594,068
        Other borrowings . . . . . . . . . . . . . . . . . . . .       9,422,779                  --
        Accrued interest payable . . . . . . . . . . . . . . . .         736,712             399,004
        Other liabilities. . . . . . . . . . . . . . . . . . . .         658,294             659,840
                                                                    ------------        ------------

           Total Liabilities . . . . . . . . . . . . . . . . . .     216,735,362         195,541,657
                                                                    ------------        ------------

        Stockholder's Equity
           Common stock, $100 par value, 11,000 shares
            authorized, issued and outstanding . . . . . . . . .       1,100,000           1,100,000
           Capital surplus . . . . . . . . . . . . . . . . . . .       5,650,114           5,650,114
           Unrealized gains (losses) on investment securities
            available-for-sale, net of income tax effect . . . .         137,135            (583,605)
           Undivided profits . . . . . . . . . . . . . . . . . .      12,337,368          10,643,493
                                                                    ------------        ------------

     Total Stockholder's Equity. . . . . . . . . . . . . . . . .      19,224,617          16,810,002
                                                                    ------------        ------------

     Total Liabilities and Stockholder's Equity. . . . . . . . .   $ 235,959,979       $ 212,351,659
                                                                    ------------        ------------
                                                                    ------------        ------------

STATEMENT OF INCOME                                           1995 ANNUAL REPORT


December 31, 1995 and 1994

                                                                            1995                1994

     INTEREST INCOME:
        Loans. . . . . . . . . . . . . . . . . . . . . . . . . .   $  15,483,484       $  11,156,417
        Investment Securities
           Taxable . . . . . . . . . . . . . . . . . . . . . . .       2,502,990           2,431,803
           Non-taxable . . . . . . . . . . . . . . . . . . . . .         160,315             102,241
        Federal funds sold and other . . . . . . . . . . . . . .         115,504             444,573
                                                                    ------------        ------------

        Total Interest Income. . . . . . . . . . . . . . . . . .      18,262,293          14,135,034

     INTEREST EXPENSE:
        Deposits . . . . . . . . . . . . . . . . . . . . . . . .       4,455,002           3,468,132
        Federal funds purchased and securities sold
         under repurchase agreements . . . . . . . . . . . . . .         615,957             158,087
        Other borrowings . . . . . . . . . . . . . . . . . . . .         247,202                  --
                                                                    ------------        ------------

        Total Interest Expense . . . . . . . . . . . . . . . . .       5,318,161           3,626,219
                                                                    ------------        ------------
        Net Interest Income  . . . . . . . . . . . . . . . . . .      12,944,132          10,508,815
                                                                    ------------        ------------

     LOAN LOSS BENEFIT:. . . . . . . . . . . . . . . . . . . . .              --             300,000
                                                                    ------------        ------------
        Net interest income after loan loss benefit. . . . . . .      12,944,132          10,808,815
                                                                    ------------        ------------

     OTHER INCOME:
        Service charges on deposit accounts. . . . . . . . . . .       1,183,625           1,122,132
        Trust department fees. . . . . . . . . . . . . . . . . .         955,867             916,697
        Other. . . . . . . . . . . . . . . . . . . . . . . . . .         420,521             906,605
                                                                    ------------        ------------

        Total Other Income . . . . . . . . . . . . . . . . . . .       2,560,013           2,945,434
                                                                    ------------        ------------

     OTHER EXPENSES:
        Salaries and employee benefits . . . . . . . . . . . . .       5,970,753           5,435,052
        Net occupancy. . . . . . . . . . . . . . . . . . . . . .         861,025             804,896
        Data processing. . . . . . . . . . . . . . . . . . . . .         663,031             572,108
        Legal and professional fees. . . . . . . . . . . . . . .         502,944             542,064
        Premises and equipment . . . . . . . . . . . . . . . . .         303,166             285,922
        Other. . . . . . . . . . . . . . . . . . . . . . . . . .       2,537,487           2,413,108
                                                                    ------------        ------------

        Total Other Expenses . . . . . . . . . . . . . . . . . .      10,838,406          10,053,150
                                                                    ------------        ------------

        Income before income tax expense . . . . . . . . . . . .       4,665,759           3,701,099
        Income tax expense . . . . . . . . . . . . . . . . . . .       1,671,863           1,197,054
                                                                    ------------        ------------

        Net income . . . . . . . . . . . . . . . . . . . . . . .   $   2,993,876       $   2,504,045
                                                                    ------------        ------------
                                                                    ------------        ------------